Exhibit 99.1

The Bancorp, Inc. Reports Third Quarter 2011 Financial Results

Wilmington, Delaware – October 20, 2011 – The Bancorp, Inc. ("Bancorp") (NASDAQ: TBBK), a financial holding company, today reported results for the quarter ended September 30, 2011.

Financial Highlights

-
Core operating earnings for third quarter 2011 increased by 40% to $8.6 million over third quarter 2010. For those respective periods, GAAP diluted earnings per share increased to $0.07 from $0.02 based on 33.2 million and 26.6 million shares outstanding respectively.  For the nine month period ended September 30, 2011 diluted earnings per share amounted to $0.18 compared to a loss per share of $0.12 in the comparable prior year period.

Key factors driving these results were:

-	Tax equivalent net interest income increased 15% in third quarter 2011 to $19.9 million from $17.3 million in third quarter 2010.
-	The provision for loan and lease losses increased $1.6 million year to date, over the prior year to date but decreased $1.9 million from the quarter ended June 30, 2011.
-	Year to date prepaid card fee income increased 62% to $13.2 million from $8.1 million in 2010, reflecting a 45% increase in third quarter 2011 over third quarter 2010.
-
Year to date non-interest income, excluding security gains and OTTI but including prepaid card fee income, increased 53% to $21.6 million compared to $14.2 million in 2010, reflecting a 35% increase in third quarter 2011 over third quarter 2010.

-	At September 30, 2011 the portfolio of loans and securities had grown to $2.2 billion, an increase of $294 million, or 16% over the prior year. Outstanding loans increased 8% year over year.

-
Year to date average deposits for 2011 totaled $2.5 billion, an increase of $525 million or 27% over 2010, reflecting a 20% increase in third quarter 2011 over third quarter 2010. The interest paid on deposits between those respective periods decreased to 0.45% from 0.68%.

Betsy Z. Cohen, Bancorp’s Chief Executive Officer, said, “The third quarter saw a  continuation of the growth in operating leverage as expressed by the 40% increase in core operating earnings and the 5.5 point decrease or 8% improvement in the efficiency ratio.  Loans and securities grew by an aggregate of 16% over the prior year including growth in our SBA loan initiative and our pipeline for new SBA loans continues to increase. Another initiative, vehicle leasing, also exhibited strong growth of 25% on a year over year basis. These are areas in which we are comfortable in a difficult lending environment.  Our focus on increasing non-interest income is also evident, especially for prepaid cards for which fee income increased 62% on a year to date basis over the prior year. Our positioning as a leader in providing services in the prepaid card space continues to drive the increase.  Book value per share increased from $7.69 at September 30, 2010 to $8.09, or an increase of 5%, while outstanding shares increased to 33 million from 26 million.”

Financial Results

Bancorp reported net income available to common shareholders for the three months ended September 30, 2011 of $2.3 million or diluted earnings per share of $0.07, based on 33,203,662 weighted average shares outstanding, compared to net income available to common shareholders of $588,000 or diluted earnings per share of $0.02, based on 26,569,565 weighted average shares outstanding, for the three months ended September 30, 2010.  Core operating earnings, a non-GAAP measure, increased to $8.6 million for the three months ended September 30, 2011 compared to $6.1 million for the three months ended September 30, 2010.  The following is a reconciliation of core operating earnings to net income available to common shareholders (for the three month period):

	September 30,	September 30,
	2011	2010

Net income available to common shareholders	$2,282	$588
Income tax expense	1,209	156
Gains on sales of investment securities	(20)	(2)
Other than temporary impairment in securities	-	135
Losses on other real estate owned	64	22
Provision for loan and lease losses and other credit costs	5,019	5,219
Core operating earnings (1)	$8,554	$6,118

(1)
As a supplement to GAAP, Bancorp has provided this non-GAAP performance result. The Bancorp believes that this non-GAAP financial measure is useful because it allows investors to assess its operating performance.  Management utilizes core operating earnings to measure the combined impact of changes in net interest income, non-interest income and certain other expenses.  Other companies may calculate core earnings differently.  Although this non-GAAP financial measure is intended to enhance investors’ understanding of Bancorp’s business and performance, it should not be considered, and is not intended to be, a substitute for GAAP.

Capital Ratios
	Tier 1 capital	Tier 1 capital	Total capital
	to average	to risk-weighted	to risk-weighted
	assets ratio	assets ratio	assets ratio

As of September 30, 2011
The Company	9.60%	14.90%	16.16%
The Bancorp Bank	6.76%	10.52%	11.77%
"Well capitalized" institution (under FDIC regulations)	5.00%	6.00%	10.00%

As of December 31, 2010
The Company	8.37%	11.99%	13.24%
The Bancorp Bank	7.39%	10.60%	11.85%
"Well capitalized" institution (under FDIC regulations)	5.00%	6.00%	10.00%

Balance Sheet Summary

At September 30, 2011, Bancorp's total assets were $3.4 billion, an increase of $733 million or 28% over total assets at September 30, 2010. During that period, investments increased to $440 million, an increase of $169 million or 62%; loans increased to $1.7 billion, an increase of $125 million or 8%; and deposits increased to $3.1 billion, an increase of $651 million or 27%. Total assets increased compared to June 30, 2011, primarily as a result of seasonal deposit variations.

Conference Call Webcast

You may access the LIVE webcast of Bancorp's Quarterly Earnings Conference Call at 8:30 AM EDT Friday, October 21, 2011 by clicking on the webcast link on Bancorp's homepage at www.thebancorp.com. Or, you may dial 888.396.2369 using access code 74604081.  You may listen to the replay of the webcast following the live call on Bancorp's investor relations website or telephonically until Friday, October 28, 2011 by dialing 888.286.8010, access code 91908919.

About Bancorp

The Bancorp, Inc. is a financial holding company that operates The Bancorp Bank, an FDIC-insured commercial bank that delivers a full array of financial services both directly and through private-label affinity programs nationwide.  The Bancorp Bank’s regional community bank operations serve the needs of small and mid-size businesses and their principals in the Philadelphia-Wilmington region.

Forward Looking Statements

Statements in this earnings release regarding The Bancorp, Inc.’s business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. These statements may be identified by the use of forward-looking terminology, including but not limited to the words “may,” “believe,” “will,” “expect,” “look,” “anticipate,” “estimate,” “continue,” or similar words.  For further discussion of the risks and uncertainties to which these forward-looking statements may be subject, see The Bancorp, Inc.’s filings with the SEC, including the “Risk Factors” sections of The Bancorp Inc.’s filings. These risks and uncertainties could cause actual results to differ materially from those projected in the forward-looking statements. The forward-looking statements speak only as of the date of this presentation. The Bancorp, Inc. does not undertake to publicly revise or update forward-looking statements in this presentation to reflect events or circumstances that arise after the date of this presentation, except as may be required under applicable law.

The Bancorp, Inc. Contact
Andres Viroslav
215-861-7990
andres.viroslav@thebancorp.com

The Bancorp, Inc.
Financial highlights
(unaudited)
	Three months ended		Nine months ended
	September 30,		September 30,
	2011	2010	2011	2010
	(dollars in thousands except per share data)
Condensed income statement
Net interest income	$19,595	$17,050	$56,050	$50,019
Provision for loan and lease losses	5,019	5,121	16,654	15,075
Non-interest income
Gain on sales of investment securities	20	2	623	1,221
Other than temporary impairment of investment securities	-	(135)	(75)	(135)
Other non-interest income	6,653	4,918	21,595	14,152
Total non-interest income	6,673	4,785	22,143	15,238
Non-interest expense
Loss on other real estate owned	64	22	555	22
Other non-interest expense	17,694	15,948	52,425	45,393
Total non-interest expense	17,758	15,970	52,980	45,415
Net income before income tax expense	3,491	744	8,559	4,767
Income tax expense	1,209	156	2,929	1,586
Net income	2,282	588	5,630	3,181
Less preferred stock dividends	-	-	-	(433)
Less preferred stock accretion	-	-	-	(5,809)
Net income (loss) available to common shareholders	$2,282	$588	$5,630	$(3,061)

Basic earnings (loss) per share	$0.07	$0.02	$0.18	$(0.12)

Diluted earnings (loss) per share	$0.07	$0.02	$0.18	$(0.12)
Weighted average shares - basic	33,196,281	26,181,281	31,500,347	26,181,281
Weighted average shares - diluted	33,203,662	26,569,565	31,506,808	26,181,281

Balance sheet	September 30,	June 30,	December 31,	September 30,
	2011	2011	2010	2010
	(dollars in thousands)
Assets:
Cash and cash equivalents
Cash and due from banks	$259,116	$168,957	$157,411	$164,948
Interest bearing deposits	932,152	199,866	314,908	584,857
Total cash and cash equivalents	1,191,268	368,823	472,319	749,805

Investment securities, available-for-sale, at fair value	421,716	353,099	231,165	249,342
Investment securities, held-to-maturity	18,095	18,102	21,364	21,354
Loans, net of deferred costs	1,715,648	1,678,660	1,619,195	1,590,507
Allowance for loan and lease losses	(27,671)	(27,685)	(24,063)	(21,798)
Loans, net of deferred costs	1,687,977	1,650,975	1,595,132	1,568,709
Premises and equipment, net	8,307	8,296	8,767	8,602
Accrued interest receivable	8,541	7,839	8,878	8,396
Intangible assets, net	8,254	8,504	9,005	9,255
Other real estate owned	6,415	3,764	2,115	225
Deferred tax asset, net	19,902	21,960	24,365	19,434
Other assets	22,538	24,477	22,613	24,554
Total assets	$3,393,013	$2,465,839	$2,395,723	$2,659,676

Liabilities:
Deposits
Demand (non-interest bearing)	$1,866,259	$1,073,228	$945,605	$1,402,538
Savings, money market and interest checking	1,171,349	1,076,654	975,973	1,001,959
Time deposits	25,552	1,394	90,862	9,218
Time deposits, $100,000 and over	10,341	11,427	11,657	8,672
Total deposits	3,073,501	2,162,703	2,024,097	2,422,387

Securities sold under agreements to repurchase	25,057	20,258	14,383	9,429
Short-term borrowings	-	-	87,000	-
Federal funds purchased	-	-	49,000	-
Accrued interest payable	113	131	124	109
Subordinated debenture	13,401	13,401	13,401	13,401
Other liabilities	12,262	7,109	8,812	12,918
Total liabilities	$3,124,334	$2,203,602	$2,196,817	$2,458,244

Shareholders' equity:
Common stock - authorized, 50,000,000 shares of $1.00 par value; 33,196,281 and 26,181,281 shares issued and outstanding at September 30, 2011 and 2010, respectively	33,196	33,196	26,181	26,181
Additional paid-in capital	241,473	241,011	192,711	192,492
Accumulated deficit	(12,565)	(14,847)	(18,195)	(20,236)
Accumulated other comprehensive (loss) gain	6,575	2,877	(1,791)	2,995
Total shareholders' equity	268,679	262,237	198,906	201,432

Total liabilities and shareholders' equity	$3,393,013	$2,465,839	$2,395,723	$2,659,676

Average balance sheet and net interest income	Three months ended September 30, 2011			Three months ended September 30, 2010
(dollars in thousands)	Average		Average	Average		Average
Assets:	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Loans net of unearned discount	$1,693,500	$18,927	4.47%	$1,581,924	$18,406	4.65%
Leases - bank qualified*	5,328	128	9.61%	1,284	14	4.36%
Investment securities-taxable	320,239	2,732	3.41%	159,617	1,641	4.11%
Investment securities-nontaxable*	70,049	1,003	5.73%	55,819	784	5.62%
Interest earning deposits at Federal Reserve Bank	456,260	296	0.26%	325,513	176	0.22%
Net interest-earning assets	2,545,376	23,086	3.63%	2,124,157	21,021	3.96%

Allowance for loan and lease losses	(28,415)			(23,003)
Other assets	253,171			198,534
	$2,770,132			$2,299,688

Liabilities and Shareholders' Equity:
Deposits:
Demand (non-interest bearing)**	$1,321,031	$314	0.10%	$992,474	$395	0.16%
Interest bearing deposits
Interest checking	757,087	1,553	0.82%	660,094	2,055	1.25%
Savings and money market	354,189	822	0.93%	294,171	878	1.19%
Time	29,690	94	1.27%	105,197	142	0.54%
Total interest bearing deposits	1,140,966	2,469	0.87%	1,059,462	3,075	1.16%
Total deposits	2,461,997	2,783	0.45%	2,051,936	3,470	0.68%

Short-term borrowings	-	-	0.00%	11,576	17	0.59%
Repurchase agreements	23,271	96	1.65%	9,424	5	0.21%
Subordinated debt	13,401	216	6.45%	13,401	218	6.51%
Net interest bearing liabilities	1,177,638	2,781	0.94%	1,093,863	3,315	1.21%
Total deposits and interest bearing liabilities	2,498,669	3,095	0.50%	2,086,337	3,710	0.71%

Other liabilities	7,757			9,617
Total liabilities	2,506,426			2,095,954

Shareholders' equity	263,706			203,734
	$2,770,132			$2,299,688
Net interest income on tax equivalent basis*		$19,991			$17,311

Tax equivalent adjustment		396			261

Net interest income		$19,595			$17,050
Net interest margin *			3.14%			3.26%

* Full taxable equivalent basis to be comparable to the interest income of all other categories, using a 35% statutory tax rate
** Interest includes fees paid to affinity groups.

Average balance sheet and net interest income	Nine months ended September 30, 2011			Nine months ended September 30, 2010
(Dollars in thousands)	Average		Average	Average		Average
Assets:	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Loans net of unearned discount	$1,655,013	$55,252	4.45%	$1,557,950	$54,693	4.68%
Leases - bank qualified*	4,174	302	9.65%	497	15	4.02%
Investment securities-taxable	259,301	6,629	3.41%	154,632	4,651	4.01%
Investment securities-nontaxable*	74,560	3,066	5.48%	39,649	1,890	6.36%
Interest earning deposits at Federal Reserve Bank	558,333	1,041	0.25%	326,562	610	0.25%
Net interest-earning assets	2,551,381	66,290	3.46%	2,079,290	61,859	3.97%

Allowance for loan and lease losses	(26,597)			(21,335)
Other assets	270,301			182,135
	$2,795,085			$2,240,090

Liabilities and Shareholders' Equity:
Deposits:
Demand (non-interest bearing)**	$1,396,438	$1,047	0.10%	$982,437	$894	0.12%
Interest bearing deposits
Interest checking	742,087	4,536	0.81%	601,011	6,075	1.35%
Savings and money market	337,422	2,414	0.95%	313,779	3,098	1.32%
Time	29,608	241	1.09%	82,544	394	0.64%
Total interest bearing deposits	1,109,117	7,191	0.86%	997,334	9,567	1.28%
Total deposits	2,505,555	8,238	0.44%	1,979,771	10,461	0.70%

Short-term borrowings	996	3	0.40%	16,562	81	0.65%
Repurchase agreements	20,067	173	1.15%	7,461	19	0.34%
Subordinated debt	13,401	647	6.44%	13,211	648	6.54%
Net interest bearing liabilities	1,143,581	8,014	0.93%	1,034,568	10,315	1.33%
Total deposits and interest bearing liabilities	2,540,019	9,061	0.48%	2,017,005	11,209	0.74%

Other liabilities	8,944			9,916
Total liabilities	2,548,963			2,026,921

Shareholders' equity	246,122			213,169

	$2,795,085			$2,240,090
Net interest income on tax equivalent basis*		57,229			50,650

Tax equivalent adjustment		1,179			631

Net interest income		$56,050			$50,019
Net interest margin *			2.99%			3.25%

* Full taxable equivalent basis to be comparable to the interest income of all other categories, using a 35% statutory tax rate
** Interest includes fees paid to affinity groups.

Allowance for loan and lease losses:	Nine months ended		For year ended
	September 30,	September 30,	December 31,
	2011	2010	2010
	(dollars in thousands)

Balance in the allowance for loan and lease losses at beginning of period	$24,063	$19,123	$19,123

Loans charged-off:
Commercial	7,371	12,260	13,513
Construction	3,003	-	-
Lease financing	-	-	3
Residential mortgage	1,876	760	1,254
Consumer	815	372	618
Total	13,065	13,392	15,388

Recoveries:
Commercial	16	230	279
Construction	3	4	4
Lease financing	-	10	10
Residential mortgage	-	742	742
Consumer	-	6	6
Total	19	992	1,041
Net charge-offs	13,046	12,400	14,347
Provision charged to operations	16,654	15,075	19,287

Balance in allowance for loan and lease losses at end of period	$27,671	$21,798	$24,063
Net charge-offs/average loans	0.79%	0.80%	0.92%

Loan portfolio:	September 30,	June 30,	December 31,	September 30,
	2011	2011	2010	2010
	(dollars in thousands)

Commercial	$461,679	$450,916	$441,799	$409,697
Commercial mortgage (1)	577,237	593,842	580,780	580,491
Construction	242,806	205,730	203,120	206,551
Total commercial loans	1,281,722	1,250,488	1,225,699	1,196,739
Direct financing leases	129,400	127,016	103,289	103,278
Residential mortgage	96,139	98,113	93,004	93,833
Consumer loans and others	205,243	200,132	194,320	193,968
	1,712,504	1,675,749	1,616,312	1,587,818
Unamortized costs (fees)	3,144	2,911	2,883	2,689
Total loans, net of deferred loan costs	$1,715,648	$1,678,660	$1,619,195	$1,590,507

Supplemental loan data:
Construction 1-4 family	$91,783	$93,422	$92,190	$100,848
Construction commercial, acquisition and development	151,023	112,308	110,930	105,703
	$242,806	$205,730	$203,120	$206,551
(1) At September 30, 2011 our owner-occupied loans amounted to $128 million, or 22.1% of commercial mortgages.

	September 30,	June 30,	December 31,	September 30,
	2011	2011	2010	2010
Asset quality ratios:
Nonperforming loans to total loans (1)	1.33%	1.43%	1.08%	1.51%
Nonperforming assets to total assets (1)	0.86%	1.12%	0.82%	0.91%
Allowance for loan and lease losses to total loans	1.61%	1.65%	1.49%	1.37%

Nonaccrual loans	$17,201	$19,526	$15,298	$19,640
Total nonperforming loans	17,201	19,526	15,298	19,640
Other real estate owned	6,415	3,764	2,115	225
Total nonperforming assets	$23,616	$23,290	$17,413	$19,865

Loans 90 days past due still accruing interest	$5,550	$4,397	$2,219	$4,352
(1) Nonperforming loans are defined as nonaccrual loans and restructure loans. Loans 90 days past due and still accruing interest are also included in these ratios.

	Three months ended		Nine months ended
	September 30,		September 30,
	2011	2010	2011	2010
Selected operating ratios:
Return on average assets	0.33%	0.10%	0.27%	0.19%
Return on average equity	3.47%	1.15%	3.06%	1.98%
Net interest margin	3.14%	3.26%	2.99%	3.25%
Efficiency ratio	67.65%	73.21%	68.30%	70.95%
Book value per share	$8.09	$7.69	$8.09	$7.69